Exhibit 99.2

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of: Riggs Bank National Association McLean, Virginia	) ) )

CONSENT ORDER

     The Comptroller of the Currency of the United States of America (“Comptroller”), through his National Bank Examiner, has examined Riggs Bank National Association, McLean, Virginia (“Bank”), and his findings are contained in the Report of Examination for the examination that commenced on January 6, 2003 (“ROE”).

     The Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a “Stipulation and Consent to the Issuance of a Consent Order,” dated July 16, 2003, that is accepted by the Comptroller. By this Stipulation and Consent, which is incorporated by reference, the Bank has consented to the issuance of this Consent Order (“Order”) by the Comptroller.

     Pursuant to the authority vested in him by the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818, the Comptroller hereby orders that:

Article I

COMPLIANCE COMMITTEE

     (1)  The Board shall maintain its BSA Compliance Committee (“Committee”), which shall be comprised of at least three (3) directors. A majority of the Committee shall not be employees of the Bank or family members of any such person. Upon the change in any member of the Committee, the name of the new member shall be submitted in writing to the Assistant

Deputy Comptroller. The Committee shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Order.

(a)	The Committee shall meet at least monthly.

(b)	Within forty-five (45) days of the date of this Order and monthly thereafter, the Committee shall submit a written progress report to the Board setting forth in detail:

(i)	a description of the actions needed to achieve full compliance with each Article of this Order;

(ii)	actions taken to comply with each Article of this Order; and

(iii)	the results of those actions.

     (2)  The Board shall forward a copy of the Committee’s report, with any additional comments by the Board, to the Assistant Deputy Comptroller within ten (10) days of receiving such report.

Article II

STUDY OF BANK SECRECY ACT COMPLIANCE

     (1)  Within thirty (30) days, the Board shall employ an independent, external, management consultant to conduct a study of the Bank’s compliance with the Bank Secrecy Act (“BSA”), as amended (31 U.S.C. §§ 5311 — 5330), the regulations promulgated thereunder at 31 C.F.R. Part 103, as amended, and 12 C.F.R. Part 21, Subparts B and C, including amendments from the USA PATRIOT ACT, and the rules and regulations of the Office of Foreign Assets Control (“OFAC”) (collectively referred to as the “Bank Secrecy Act” or “BSA”). The Board may choose to continue its retention of the independent, external, management consultant that the Bank is currently using for BSA matters.

     (2)  If the Bank chooses to appoint or employ a different consultant, or enter into a separate contract with any consultant, to achieve compliance with this Article, the Board shall submit the name and qualifications of the proposed consultant and the proposed terms of employment to the Assistant Deputy Comptroller for a prior determination of no supervisory objection.

     (3)  The Bank shall ensure that the consultant specified in paragraph (1) of this Article shall complete a study, which the Bank has represented has been completed, of the responsibilities, competence, and capabilities of the Bank’s BSA Officer and the BSA Officer’s supporting staff who monitor, ensure, and oversee the Bank’s compliance with the Bank Secrecy Act.

     (4)  Within sixty (60) days of the date of this Order, the Bank or the consultant specified in paragraph (1) of this Article shall formally assess the levels of risk for compliance with the Bank Secrecy Act throughout the Bank, including risks for all accounts, customers, products, services, and geographic areas.

     (5)  The findings and recommendations of the consultant specified in paragraph (1) of this Article shall be set forth in a written report to the Board. At a minimum, the report shall address the following issues:

(a)	the level and scope of responsibilities of the BSA Officer;

(b)	the level and scope of responsibilities of the BSA Officer’s supporting staff;

(c)	the level and scope of authority of the BSA Officer to monitor and ensure the Bank’s compliance with the Bank Secrecy Act;

(d)	the competence of the BSA Officer’s and the BSA Officer’s supporting staff in monitoring and ensuring the Bank’s compliance with the Bank Secrecy Act, including:

(i)	establishing risk-based internal controls

(ii)	ensuring that Bank management, particularly in the Embassy, Retail, and Wealth Management (Private Banking) areas of the Bank, implement systems and controls to identify potentially suspicious transactions;

(e)	the capability of the BSA Officer’s and the BSA Officer’s supporting staff to monitor and ensure the Bank’s compliance with the Bank Secrecy Act, including:

(i)	education and training focused on bank operations;

(ii)	knowledge of the process and systems for monitoring suspicious activities;

(iii)	knowledge of the security and investigations staff of BSA issues and the compliance process and systems

(iv)	expertise in the laws and regulations of the United States for the Bank Secrecy Act, anti-money laundering, and OFAC;

(v)	experience in fraud control and compliance monitoring;

(vi)	willingness to correct identified deficiencies;

(vii)	adequacy of the tools, particularly technology, necessary to monitor and ensure BSA compliance throughout the Bank;

(viii)	proactive approach to implementing systems and controls for fraud control and compliance monitoring;

(f)	the BSA Officer’s reporting structure and independence from the Bank’s management;

(g)	the Bank’s methods of collecting, maintaining, and recalling information related to transactions that pose greater than normal risks for compliance with the Bank Secrecy Act; and

(h)	an evaluation of the types of the transactions, including accounts, customers, products, services, and geographic areas, that pose greater than normal risks for compliance with the Bank Secrecy Act.

Article III

BANK SECRECY ACT COMPLIANCE FUNCTION

     (1)  Within ninety (90) days of the date of this Order, the Board shall determine whether any changes are needed regarding the Bank’s BSA Officer, including the responsibilities, authority, structure, independence, competencies, or capabilities of the BSA Officer. In particular, the Board should ensure that the BSA Officer has sufficient authority and competency to perform his assigned responsibilities.

     (2)  Within ninety (90) days of the date of this Order, the Board shall determine whether any changes are needed regarding the Bank’s BSA Officer’s supporting staff, including the responsibilities, authority, structure, independence, competencies, or capabilities of the BSA Officer’s supporting staff.

     (3)  Within one hundred (100) days of the date of this Order, the Board shall submit its determination(s) in response to the report required pursuant to Article II to the Assistant Deputy Comptroller for a determination of no supervisory objection prior to implementing any needed changes as set forth in paragraphs (1) or (2) of this Article.

     (4)  The requirement to submit information and the provision for a prior determination of no supervisory objection in this Article are based on the authority of 12 U.S.C. § 1818(b) and do not require the Comptroller or the Assistant Deputy Comptroller to complete his review and act on any such information or authority within ninety (90) days.

Article IV

BANK SECRECY ACT INTERNAL CONTROLS

     (1)  Within ninety (90) days of the date of this Order, in response to the risks assessed as set forth in Article I, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for BSA and OFAC compliance and for the appropriate identification and monitoring of transactions that pose greater than normal risks for compliance with the Bank Secrecy Act. This program should include the following:

(a)	formal evaluation of the knowledge of the Bank’s operational and supervisory personnel of the Bank’s policies and procedures for identifying transactions that pose greater than normal risks for compliance with the Bank Secrecy Act;

(b)	enhanced policies and procedures for identifying and monitoring transactions that pose greater than normal risks for compliance with the Bank Secrecy Act;

(c)	enhanced policies and procedures for recording, maintaining, and recalling information about transactions that pose greater than normal risks for compliance with the Bank Secrecy Act;

(d)	well-defined policies and procedures for investigating and resolving the Bank’s response to transactions that have been identified as posing greater than normal risks for compliance with the Bank Secrecy Act; and

(e)	a method for introducing new products and services that ensures that the policies and procedures governing new products and services are consistent with the Bank’s program for compliance with the Bank Secrecy Act.

     (2)  Within ninety (90) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for the Bank’s monitoring of suspicious cash, monetary instrument, and wire transfers for all types of accounts, customers, products, services, and geographic areas. At a minimum, this written program shall establish:

(a)	reviews of cash purchases of monetary instruments;

(b)	periodic analysis of aggregate cash, monetary instrument, and wire activity;

(c)	periodic analysis of Currency Transaction Report filings;

(d)	automatic reviews of accounts or customers for which the Bank has received criminal subpoenas that may involve the Bank Secrecy Act;

(e)	reviews of higher risk accounts;

(f)	reviews of higher risk geographies;

(g)	reviews of higher risk transactions; and

(h)	submission of Suspicious Activity Reports based on these reviews and analyses.

     (3)  Within ninety (90) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for the application of appropriate thresholds for monitoring all types of accounts, customers, products, services, and geographic areas that pose greater than normal risks for compliance with the Bank Secrecy Act. At a minimum, this written program shall establish:

(a)	meaningful thresholds for filtering accounts and customers for further monitoring, review, and analyses;

(b)	an analysis of the filtering thresholds established by the Bank; and

(c)	periodic testing and monitoring of thresholds for their appropriateness to the Bank’s customer base, products, services, and geographic area.

     (4)  Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to expanded account-opening procedures for all accounts that pose greater than normal risks for compliance with the Bank Secrecy Act by requiring:

(a)	identification of all account owners and beneficial owners that can be reasonably identified;

(b)	identification of the officers, directors, major shareholders or partners, as applicable;

(c)	documentation of the following information for all deposit account customers:

(i)	any relevant financial information concerning the customer;

(ii)	the type of business conducted by the customer;

(iii)	the customer’s source of income or wealth; and

(iv)	any other due diligence required by this Order, the BSA Officer or the Bank.

     (5)  The Bank shall obtain the information required in the preceding paragraph (4) of this Article before renewing or modifying an existing customer’s account within the scope of the preceding paragraph (4).

     (6)  The Bank shall consider not opening any new account and shall consider closing any existing account if the Bank does not receive the information required by paragraphs (4) and (5) by the date the information is due.

     (7)  Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank maintenance of an integrated, accurate system for all Bank areas to produce periodic reports designed to identify unusual or suspicious activity, including patterns of activity, to monitor and evaluate unusual or suspicious activity, and to maintain accurate information needed to produce these reports.

(a)	The Bank’s integrated system should be able to link related accounts, countries of origin, location of the customers’ businesses and residences to evaluate patterns of activity;

(b)	The periodic reports should cover one day, a number of days, and monthly reports and should segregate transactions that pose a greater than normal risk for compliance with the Bank Secrecy Act;

(c)	The periodic reports should include reports on all higher risk accounts that are newly-established, renewed or modified, including the following information:

(i)	the name of the customer;

(ii)	the officers, directors and major shareholder of any corporate customer and the partners of any partnership customer;

(iii)	any other accounts maintained by the customer and, as applicable, its officers, directors, major shareholders or partners;

(iv)	a detailed analysis of the due diligence performed on the customer and, as applicable, its officers, directors, major shareholders or partners;

(v)	any related accounts of the customer at the Bank;

(vi)	any action taken on the account; and

(vii)	the purpose, balance and any unusual activity for each account; and

(d)	The periodic reports should include reports on any type of subpoena received by the Bank and on any law enforcement inquiry directed to the Bank and any action taken on the affected account; and

(e)	The periodic reports should include reports deemed necessary or appropriate by the BSA Officer or the Bank.

     (8)  All account officers shall periodically review, not less than each calendar year, all account documentation for all higher risk accounts administered by or originated through the account officer and all other related accounts of those customers at the Bank to determine whether the account activity is consistent with the customer’s business and the stated purpose of the account. This paragraph shall apply only to accounts, as determined by the Bank, that pose greater than normal risks for compliance with the Bank Secrecy Act;

     (9)  The Bank shall consider not opening any account for a customer and shall consider closing any existing account of a customer if the information available to the Bank indicates that the customer’s relationship with the Bank would be detrimental to the reputation of the Bank.

     (10)  The Board shall ensure that the Bank has processes, personnel, and control systems to implement and adhere to the program developed pursuant to this Article.

     (11)  Within one hundred (100) days of the date of this Order, the Board shall submit its determination(s) in response to the consultant’s report, including a copy of the programs revised pursuant to this Article, to the Assistant Deputy Comptroller for a prior determination of no supervisory objection.

     (12)  The requirement to submit information and the provision for a prior determination of no supervisory objection in this Article are based on the authority of 12 U.S.C. § 1818(b) and do not require the Comptroller or the Assistant Deputy Comptroller to complete his review and act on any such information or authority within ninety (90) days.

Article V

BANK SECRECY ACT — AUDIT FUNCTION

     (1)  Within ninety (90) days, the Board shall review and evaluate the level of service and ability of the audit function for BSA matters currently being provided by any auditor, including:

(a)	the Board’s expectations of how its auditors can and should assist in ensuring the Bank’s compliance with OFAC and the Bank Secrecy Act;

(b)	an assessment of prior audits and management’s response to those audits; and

(c)	an evaluation of the audit tools, including technology, available.

     (2)  Within one hundred (100) days, the Board shall expand the Bank’s existing BSA audit procedures to include:

(a)	development of a schedule, from which deviations of more than 45 days will occur only with the Board approval, for the Bank’s internal audits;

(b)	development of a program to test periodically the adequacy of internal controls designed to ensure compliance with the provisions of OFAC and the Bank Secrecy Act in all areas of the Bank;

(c)	prompt management response and follow-up to all exceptions or other recommendations of any Bank auditor for BSA matters or of the Office of the Comptroller of the Currency; and

(d)	a risk-based approach to OFAC and Bank Secrecy Act compliance that includes transactional testing and verification of data for higher-risk accounts or geographic areas of specific concern.

     (3)  Within one hundred and fifty (150) days, the Board should ensure that the auditor for BSA matters has performed the following activities:

(a)	develop findings, observations and recommendations on the Bank’s internal controls addressing compliance with OFAC and the Bank Secrecy Act, including related regulatory reporting on those subjects.

(b)	review prior account activity at the Bank, including deposit accounts, loan transactions, wire activity, certified check activity, Currency Transaction Report activity (including structuring) and traveler’s check activity, for accounts that pose greater than normal risks for compliance with the Bank Secrecy Act, e.g., Private Banking and Embassy accounts, in order to ascertain any unusual or suspicious transactions that may have occurred at the Bank during this period.

     (4)  Upon completion of this review, the Board’s findings shall be reported to the Assistant Deputy Comptroller. The Bank shall immediately file Suspicious Activity Reports, in accordance with 12 C.F.R. § 21.11, for any previously unreported suspicious activity identified during this review.

     (5)  These findings, observations and recommendations, along with the Bank’s response to any such concerns, shall be reviewed by the Board on an annual basis for the duration of this Order.

Article VI

BSA TRAINING

     (1)  Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a comprehensive training program for all appropriate operational and supervisory personnel to ensure their awareness of their responsibility for compliance with the requirements of the OFAC and the Bank Secrecy Act, including the reporting requirements associated with Suspicious Activity Reports pursuant to 12 C.F.R. Part 21, Subpart B, regardless of the size of the relationship or type of customer involved.

     (2)  This comprehensive training program should include strategies for mandatory attendance, the frequency of training, procedures and timing for updating training programs and materials, and the method for delivering training.

Article VII

DEFINITIONS

     (1)  The term “related accounts,” as referenced in Article IV, shall be broadly construed and shall include the following accounts:

(a)	all accounts for which there are common signatories, officers, directors, addresses, taxpayer identification numbers, or phone numbers that can be reasonably identified;

(b)	all accounts of a customer’s immediate relatives by blood, marriage or adoption (e.g., spouses, children, parents, siblings, uncles, and aunts) that can be reasonably identified;

(c)	all accounts of any corporation, joint enterprise, partnership or any undertaking whatsoever that can be reasonably identified as controlled by or operated substantially in the interest of any Bank customer; “control” includes direct or indirect ownership of ten percent (10%) or more of the stock, capital, or equity of any such undertaking; and “substantial interest” shall mean derivation in any manner of income of ten thousand dollars ($10,000) or more per annum from the operation of any such undertaking; and

(d)	all accounts where the Bank’s customer can be reasonably identified as exercising control or authority over the account holder; and

(e)	any account(s) so designated by the Assistant Deputy Comptroller.

     (2)  The term “major shareholder” shall mean any individual or entity that directly or indirectly owns, controls or has the power to vote ten percent (10%) or more of the stock, capital, or equity of any undertaking’s voting stock.

Article VIII

ADMINISTRATIVE APPEALS AND EXTENSIONS OF TIME

     (1)  If the Board determines that an exception to any provision of this Order is in the best interests of the Bank, or requires an extension of any timeframe within this Order, the Board shall submit a written request to the Assistant Deputy Comptroller asking for relief.

     (2)  Any written requests submitted pursuant to this Article shall include a statement setting forth in detail the special circumstances that prevent the Bank from complying with any provision, that require the Assistant Deputy Comptroller to exempt the Bank from any provision, or that require an extension of any timeframe within this Order. All such requests shall be accompanied by relevant supporting documentation.

     (3)  The Assistant Deputy Comptroller’s decision in granting the request is final and not subject to further review.

Article IX

CLOSING

     (1)  Although the Board is by this Order required to submit certain proposed actions and programs for the review or prior determination of no supervisory objection of the Assistant Deputy Comptroller, the Board has the ultimate responsibility for proper and sound management of the Bank.

     (2)  It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Order shall in any way inhibit, estop, bar or otherwise prevent the Comptroller from so doing.

     (3)  Any time limitations imposed by this Order shall begin to run from the effective date of this Order. Such time limitations may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

     (4)  The provisions of this Order are effective upon issuance of this Order by the Comptroller, through his authorized representative whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Order shall have been amended, suspended, waived, or terminated in writing by the Comptroller.

     (5)  In each instance in this Order in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(a)	authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Order;

(b)	require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Order;

(c)	follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(d)	require corrective action be taken in a timely manner of any non-compliance with such actions.

     (6)  This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. § 1818(b), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.

     (7)  The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IT IS SO ORDERED, this 16th day of July, 2003.

/s/ David D. Gibbons for	7/16/03

Timothy W. Long Senior Deputy Comptroller Mid-size / Community Bank Supervision	Date

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of: Riggs Bank National Association McLean, Virginia	) ) )

STIPULATION AND CONSENT TO THE ISSUANCE
OF A CONSENT ORDER

     The Comptroller of the Currency of the United States of America (“Comptroller”) has initiated proceedings against Riggs Bank National Association, McLean, Virginia (“Bank”) pursuant to 12 U.S.C. § 1818(b).

     The Bank, in the interest of compliance and cooperation, consents to the issuance of a Consent Order, dated July 16, 2003 (“Order”);

     In consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:

Article I

Jurisdiction

     (1)  The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

     (2)  The Comptroller is “the appropriate Federal banking agency” regarding the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).

     (3)  The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(b)(1).

Article II

Order

     (1)  The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.

     (2)  The Bank further agrees that said Order shall be deemed an “order issued with the consent of the depository institution” as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i). Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under its supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.

     (3)  The Bank also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of its supervisory responsibilities.

Article III

Waivers

     (1)  The Bank, by signing this Stipulation and Consent, hereby waives:

(a)	the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);

(b)	any and all procedural rights available in connection with the issuance of the Order;

(c)	all rights to seek any type of administrative or judicial review of the Order; and

(d)	any and all rights to challenge or contest the validity of the Order.

Article IV

Other Action

     (1)  The Bank agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, he deems it appropriate to do so to fulfill the responsibilities placed upon him by the several laws of the United States of America.

     IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set his hand on behalf of the Comptroller.

/s/ David D. Gibbons for	7/16/03

Timothy W. Long Senior Deputy Comptroller Mid-size / Community Bank Supervision	Date

     IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Barbara B. Allbritton	7/16/03

Barbara B. Allbritton	Date

/s/ Robert L. Allbritton	7/16/03

Robert L. Allbritton	Date

/s/ Nathan D. Baxter	7/16/03

Nathan D. Baxter	Date

/s/ Jacqueline C. Duchange	7/16/03

Jacqueline C. Duchange	Date

/s/ Thomas F. Fitzgerald	7/16/03

Thomas F. Fitzgerald	Date

/s/ Heather S. Foley	7/16/03

Heather S. Foley	Date

/s/ Lawrence I. Hebert	7/16/03

Lawrence I. Hebert	Date

/s/ Robert C. Roane	7/16/03

Robert C. Roane	Date

/s/ Frederick J. Ryan, Jr.	7/16/03

Frederick J. Ryan, Jr.	Date

/s/ John A. Sargent	7/16/03

John A. Sargent	Date

/s/ Stephen J. Trachtenberg	7/16/03

Stephen J. Trachtenberg	Date